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Exhibit 99
                                                                PR NEWSWIRE

                 NORTH EUROPEAN OIL ROYALTY TRUST ANNOUNCES
            THE DISTRIBUTION FOR THE THIRD QUARTER OF FISCAL 2017

Red Bank, N.J.  July 31, 2017   The Trustees of North European Oil Royalty
Trust (NYSE-NRT) announced today a quarterly distribution of $0.20 per unit for the third quarter of fiscal 2017, payable on August 30, 2017 to holders of record on August 18, 2017. Natural gas sold during the second calendar quarter of 2017 is the primary source of royalty income on which the August 2017 distribution is based.

John R. Van Kirk, Managing Director, reported that this year's quarterly distribution of $0.20 per unit is 33.33%, or $0.05 per unit, higher than the distribution of $0.15 per unit for the third quarter of fiscal 2016. Specific details will be available in the earnings press release scheduled for publication on or about August 11, 2017.

The Trust receives nearly all of its royalties under two royalty agreements. The Mobil Agreement, which is the higher royalty rate agreement, covers gas sales from the western half of the Oldenburg concession. The OEG Agreement, which is the lower royalty rate agreement, covers gas sales from the entire Oldenburg concession. The factors determining the amount of gas royalties payable under the two agreements from the preceding calendar quarter are shown in the table below comparing the second calendar quarters of 2017 and 2016. Further details will be available in the Trust's quarterly report on Form 10-Q which will be available through the SEC or on the Trust's website, www.neort.com, on or about August 30, 2017.

            Gas Data Providing Basis for Fiscal Quarter Royalties
            -----------------------------------------------------
                         2nd Calendar Qtr.  2nd Calendar Qtr.   Percentage
     Mobil Agreement      Ended 6/30/2017   Ended 6/30/2016       Change
     ---------------      ---------------   ---------------     ----------
Gas Sales (Bcf)(1)               5.500             4.916          + 11.88%
Gas Prices(2)(Ecents/Kwh)(3)    1.7406            1.5363          + 13.30%
Average Exchange Rate (4)       1.1175            1.1185          -  0.09%
Gas Royalties                 $1,220,647         $969,471         + 25.91%

     OEG Agreement
     -------------
Gas Sales (Bcf)                 17.829            17.520          +  1.76%
Gas Prices (Ecents/Kwh)         1.7750            1.5667          + 13.30%
Average Exchange Rate           1.1175            1.1159          +  0.14%
Gas Royalties                  $517,750          $408,480         + 26.75%


(1) Billion cubic feet   (2) Gas prices derived from February-April period
(3) Euro cents per Kilowatt hour    (4) Based on average Euro/dollar exchange
    rates of cumulative royalty transfers






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The table below shows an estimate of the amount of royalties anticipated to be received in the fourth quarter of fiscal 2017 based on the actual amount of royalties that were payable to the Trust for the second calendar quarter of 2017. Amounts in dollars are based on the current exchange rate of
1.1655. Actual royalty income in dollars is valued based on exchange rates on the day funds are transferred. The August estimate below includes a negative adjustment from the prior quarter of Euros 140,329 and the absence of any payment under the Mobil sulfur royalty agreement for the second quarter of 2017.

------------------------------------------------------------------------------
Estimated Combined        Combined           Combined             Dollar
    Royalties             Royalties          Royalties         Royalties in
  Anticipated in          In Euros           In Dollars       Cents per Unit
------------------------------------------------------------------------------
    August              Euros 401,569         $468,029           $0.0509
  September             Euros 541,898         $631,582           $0.0687
   October              Euros 541,898         $631,582           $0.0687
------------------------------------------------------------------------------

The cumulative 12-month distribution, which includes the August 2017 distribution and the three prior quarterly distributions, is $0.66 per unit. This 12-month cumulative distribution is 15.38% or $0.12 per unit lower than the prior 12-month distribution of $0.78 per unit. The Trust makes quarterly distributions to unit owners during the months of February, May, August and November.

Contact   John R. Van Kirk, Managing Director, telephone:  (732) 741-4008, email: jvankirk@neort.com. The Trust's press releases and other pertinent information are available on the Trust's website: www.neort.com.